Metabolix Announces Second Quarter 2015 Financial Results
CAMBRIDGE, Mass. - August 12, 2015 - Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, today reported financial results for the three months ended June 30, 2015.
“In June, we raised $15 million in a private placement that strengthens our balance sheet,” said Joseph Shaulson, president and CEO of Metabolix.  “We are using this capital to continue executing our business plan with a particular focus on converting commercial development opportunities to recurring sales of Mirel® specialty biopolymers.

“We have now completed the capital expansion of our pilot recovery facility for Mirel PHA biopolymers and have resumed biopolymer recovery operations with fermentation broth produced earlier this year. In the third quarter, we expect to begin ramping production to our new nameplate capacity with fermentation broth from our new larger-scale U.S. supplier. We will focus our current production resources on our new amorphous-PHA to serve our ongoing commercial development activities as well as initial customer conversions. Separately, we are working on manufacturing options for commercial-scale biopolymer production.

“We are executing our business plan and working to transform Metabolix into a successful specialties focused biopolymers company. By concentrating on the performance attributes of our PHA biopolymers and, specifically, how our products can be used to improve our customers' products, we have built a solid portfolio of commercial opportunities in our target application spaces: PVC processing aids and performance additives, PLA modification, functional biodegradation and barrier coatings for paper.

"During the quarter, customers conducted numerous trials with Mirel biopolymers in projects across our target application spaces at various stages of development and commercialization. We are pleased to see projects continuing to advance. We are especially pleased that some customers have begun initial commercialization of products containing our innovative materials as performance additives, including a Mirel PHA-modified PVC wood polymer composite in a decking and railing application and a Mirel PHA-modified PLA for nonwoven applications.

“The broad biodegradation profile of PHA provides our customers with a unique value proposition for applications that require items to be left in the environment. We are working with several customers who are developing products intended to biodegrade in compost, soil or marine environments. For example, a customer making a railcar lubricant recently launched a new product using our Mirel PHA for its soil biodegradation profile. This customer has made repeat orders for PHA this year.

“While we don’t expect to convert every opportunity to recurring commercial sales, we are encouraged the commercial progress we are making with our PHA materials in PVC, PLA and functional biodegradation applications.

“In our crop science program, we are consolidating our intellectual property portfolio around several technologies targeting step changes in crop yield and developing a plan for the spin out of these yield improvement technologies. We continue to see this as a distinct business from biopolymers and will be reaching out to agricultural companies and potential investors regarding the opportunity to participate in the commercialization of these technologies in a separately funded business dedicated to crop yield improvement.
“Taking it all together, the first half of 2015 has unfolded consistent with our expectations as the biopolymers team made progress in application development and achieved some initial, albeit smaller scale, successes on the commercial side of the business. In addition, we continued to move some of our larger scale customer projects down the path towards conversion,” said Shaulson.
SECOND QUARTER 2015 FINANCIAL OVERVIEW
On May 26, 2015, the Company effected a 1-for-6 reverse stock split of its common stock. All share amounts and per share data in this earnings release and the accompanying condensed consolidated financial statements have, where applicable, been adjusted retroactively to reflect this reverse stock split. As a result of the reverse stock split, Metabolix regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Capital Market in June.
Metabolix is managed with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives. The Company ended the second quarter of 2015 with $22.7 million in unrestricted cash and cash equivalents. The Company’s net cash used in operating activities during the second quarter of 2015 was $5.5 million, which was an increase of $0.6 million from the $4.9 million used for operating activities during the second quarter of 2014.
The Company’s current capital resources are not sufficient to fund its planned operations for a twelve month period and, therefore, raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects that reductions in 2015 cash usage due to the discontinuation of its German operations, the restructuring of its U.S. organization and other cost-containment measures taken in 2014 will be largely offset by increased biopolymer pilot material production costs. As a result, Metabolix anticipates total cash usage during 2015 of approximately $23 million. This estimate includes the $12.3 million of total cash used in operating and investing activities during the first six months of 2015, the capital required for expansion of pilot production capacity and continued funding of the Company's crop science program for the full year.

On June 19, 2015, the Company completed a private placement of equity securities. Investors in the transaction purchased a total of 4,370,000 shares of common stock and warrants to purchase up to an aggregate of 3,933,000 additional shares of common stock. Proceeds received from the transaction were $14.7 million, net of issuance costs of $0.3 million. While the Company was successful in raising these funds, it will require additional funding during the next twelve months to continue its operations and support its capital needs. The timing, structure and vehicles for obtaining future financing are under consideration, but there can be no assurance that such financing efforts will be successful. The Company intends to use the proceeds from the recently completed private placement and any future financings to continue developing its specialty biopolymers business as the foundation for longer range commercial scale plans and the future growth of its business.

Continuing Operations:

For the second quarter of 2015, the Company reported a net loss from continuing operations of $6.1 million, or $0.26 per share, as compared to a net loss from continuing operations of $6.8 million for the second quarter of 2014.

Total revenue from continuing operations in the second quarter of 2015 was $0.7 million, compared to $0.7 million for the comparable quarter in 2014. The second quarter revenue consisted primarily of revenue from government grants, with $0.1 million in product revenue recognized during the second quarter of 2015 compared to $0.2 million during the second quarter of 2014.

In the second quarter of 2015, research and development expenses for continuing operations were $4.3 million and selling, general and administrative expenses totaled $2.5 million. This compares to $4.4 million of research and development expenses and $2.7 million of selling, general and administrative expenses for the second quarter of 2014.

The Company’s net cash used in operating activities for continuing operations during the second quarter of 2015 was $5.5 million as compared to $4.9 million for the second quarter of 2014.

For the first half of 2015, the Company reported a net loss from continuing operations of $11.9 million, or $0.52 per share, compared with a net loss of $14.3 million for the first half of 2014.

Total revenue during the first six months of 2015 was $1.4 million, compared with $1.3 million for the comparable period in 2014. Cost of product revenue was $0.2 million during the six months ended June 30, 2015, compared with $0.6 million for the comparable period in 2014.

Research and development expenses were $8.2 million during the first six months of 2015, compared with $9.2 million for the same period in 2014. Selling, general and administrative expenses were $4.9 million for the six-month period ended June 30, 2015 compared with $5.8 million for the first six months of 2014.

The Company's net cash used by continuing operations for operating activities during the first half of 2015 was $12.1 million, compared to cash used by continuing operations for operating activities of $13.4 million for the comparable period in 2014.

Discontinued Operations:
In October 2014, in connection with the continuing shift in the Company’s focus to commercializing its PHA performance biopolymers, the Company discontinued the operations of its wholly-owned German subsidiary, Metabolix GmbH, and sold substantially all of the assets of that subsidiary. The Company recorded losses from discontinued operations of $0.5 million and $1.1 million for the three and six months ended June 30, 2014, respectively.

Conference Call Information
Metabolix management will host a conference call today at 4:30 p.m. (ET) to discuss second quarter results. The Company also will provide an update on the business and answer questions from the analyst community. A live webcast of the call with slides can be accessed through the Company’s website at http://www.metabolix.com in the investor relations section. To participate in the call, dial toll-free 877-709-8150 or 201-689-8354 (international).
To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13613813. The replay will be available beginning at 7:30 p.m. (ET) on Wednesday, August 12, 2015 and will last through 11:59 p.m. (ET) on Wednesday, August 26, 2015. In addition, the webcast will be archived on the Company’s website in the investor relations section.

About Metabolix
Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high- performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix's proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.

For more information, please visit www.metabolix.com. (MBLX-E)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company’s business plans and strategies; expectations for pilot and commercial scale PHA biopolymer manufacturing; expected market demand and commercialization plans for the Company’s PHA biopolymer products; business plans and funding for the crop science program; expected future financial results and cash requirements; plans for obtaining additional funding; plans and expectations that depend on the Company’s ability to continue as a going concern; and expectations for future research, product development and collaborations constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2014 filed on March 25, 2015. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Metabolix Inquiries:
Lynne H. Brum, (617) 682-4693, LBrum@metabolix.com
(FINANCIAL TABLES FOLLOW)

METABOLIX, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
UNAUDITED
(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Product revenue	$113	$211	$185	$313
Grant revenue	470	463	922	911
License fee and royalty revenue	161	25	282	88
Total revenue	744	699	1,389	1,312

Costs and expenses:
Cost of product revenue	90	420	174	586
Research and development	4,319	4,380	8,244	9,192
Selling, general, and administrative	2,464	2,665	4,930	5,797
Total costs and expenses	6,873	7,465	13,348	15,575
Loss from continuing operations	(6,129)	(6,766)	(11,959)	(14,263)

Other income (expense), net	56	4	43	10
Net loss from continuing operations	(6,073)	(6,762)	(11,916)	(14,253)

Discontinued operations:
Loss from discontinued operations	—	(473)	—	(1,136)
Total loss from discontinued operations	—	(473)	—	(1,136)

Net Loss	$(6,073)	$(7,235)	$(11,916)	$(15,389)

Basic and diluted net loss per share:
Net loss from continuing operations	$(0.26)	$(1.16)	$(0.52)	$(2.45)
Net loss from discontinued operations	—	(0.08)	—	(0.20)
Net loss per share	$(0.26)	$(1.24)	$(0.52)	$(2.65)

Number of shares used in per share calculations:
Basic & Diluted	23,117,539	5,831,490	22,838,511	5,816,379

METABOLIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
UNAUDITED
(in thousands)

	June 30,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$22,707	$20,046
Accounts receivable	139	45
Due from related parties	90	112
Unbilled receivables	346	420
Inventory	555	586
Prepaid expenses and other current assets	1,631	756
Total current assets	25,468	21,965
Restricted cash	619	619
Property and equipment, net	743	456
Other assets	95	95
Total assets	$26,925	$23,135

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$384	$333
Accrued expenses	3,184	3,709
Short-term deferred revenue	246	147
Total current liabilities	3,814	4,189
Other long-term liabilities	150	150
Total liabilities	3,964	4,339

Stockholders’ Equity:
Preferred stock ($0.01 par value per share); 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock ($0.01 par value per share); 250,000,000 shares authorized at June 30, 2015 and December 31, 2014; 26,959,980 and 22,530,322 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	270	225
Additional paid-in capital	336,749	320,707
Accumulated other comprehensive loss	(70)	(64)
Accumulated deficit	(313,988)	(302,072)
Total stockholders’ equity	22,961	18,796
Total liabilities and stockholders’ equity	$26,925	$23,135

METABOLIX, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED
(in thousands)
	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net loss	$(11,916)	$(15,389)
Less:
Loss from discontinued operation	—	(1,136)
Loss from continuing operations	(11,916)	(14,253)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	100	333
Charge for 401(k) company common stock match	218	259
Stock-based compensation	894	1,379
Inventory impairment	—	228
Changes in operating assets and liabilities:
Accounts receivables	(94)	424
Due from related party	22	51
Unbilled receivables	74	48
Inventory	31	28
Prepaid expenses and other assets	(875)	17
Accounts payable	(165)	(147)
Accrued expenses	(517)	(1,741)
Deferred rent and other long-term liabilities	—	(50)
Deferred revenue	99	58
Net cash used by continuing operations for operating activities	(12,129)	(13,366)
Net cash used by discontinued operations for operating activities	—	(480)
Net cash used in operating activities	(12,129)	(13,846)

Cash flows from investing activities
Purchase of property and equipment	(209)	(100)
Purchase of short-term investments	—	(1,508)
Proceeds from the sale and maturity of short-term investments	—	13,019
Net cash (used by) provided by investing activities	(209)	11,411

Cash flows from financing activities
Proceeds from options exercised	—	300
Proceeds from private placement offering	15,000	—
Net cash (used by) provided by financing activities	15,000	300

Effect of exchange rate changes on cash and cash equivalents	(1)	(32)

Net increase (decrease) in cash and cash equivalents	2,661	(2,167)
Cash and cash equivalents at beginning of period	20,046	7,698
Cash and cash equivalents at end of period	$22,707	$5,531
Supplemental disclosure of non-cash information:
Purchases of property and equipment remaining in accrued expenses	$178	$—
Private placement offering costs remaining in accounts payable and accrued expenses	$297	$—
Restricted stock units issued to settle incentive compensation obligation	$305	$—